Universal Life Insurance Company
Metro Office Park – Street 1 Lot 10
Guaynabo PR, 00968

T: (787) 706-7095 / Fax: (787) 625-7379
Toll Free: (877) 720-4715
www.miuniversalpr.com

Universal VIA Generation Growth Application

Individual Flexible Purchase Payment Deferred Annuity
Minimum Initial Purchase Payment of $[10,000] for Non-Qualified and [$5,000] for Qualified.

CONTRACT TYPE

☐ **NON-QUALIFIED** ☐ **IRA** ☐ **ROTH IRA** ☐ **KEOGH** ☐ **OTHER**____________________

PURCHASE PAYMENT

Amount: $________ [$10,000] initial minimum for Non-Qualified and [$5,000] for Qualified. A copy of this application properly signed by the registered representative will constitute receipt of the dollar amount specified. If this application is declined by Universal Life Insurance Company, there will be no liability on the part of Universal Life Insurance Company, and any payments submitted with this application will be refunded.

Payment Submitted Via: ☐ Check ☐ Wire ☐ IRA Rollover ☐ IRA Contribution ☐ 1035(a) Exchange (US) ☐ 1112(b)(9) Exchange (PR)

PARTIES TO THE CONTRACT

Contract Owner (Must be a resident of Puerto Rico at time of purchase*)

Last Name: ______________________ First Name: ______________________ MI: ________

For Non Natural Owners (Corps, LLCs, Trusts): Name: ______________________

Address: ______________________

Postal Address: ______________________

Date of Birth: ______________ Sex ☐ M ☐ F Soc. Sec. No. or Tax ID: ______________________

Daytime Phone Number: ______________ Email Address: ______________________

Employer/Trust: ______________________ Brokerage Account: ______________

Customer Identification: ID Type: ______________________ Name on ID: ______________________

ID Number: ______________ Issue Date: ______________ Expiration Date: ______________

Occupation: (For Owner)

Employer: ______________________ Employer Address: ______________________

Title: ______________________ Phone: ( ) ______________________

☐ **Joint Owner*** (Joint Owners must be residents of Puerto Rico at time of purchase*)

Last Name: ______________________ First Name: ______________________ MI: ________

Address: ______________________

Date of Birth: ______________ Sex ☐ M ☐ F Soc. Sec. No. or Tax ID: ______________________

Customer Identification: ID Type: ______________________ Name on ID: ______________________

ID Number: ______________ Issue Date: ______________ Expiration Date: ______________

Occupation: (For Joint Owner)

Employer: ______________________ Employer Address: ______________________

Title: ______________________ Phone: ( ) ______________________

Daytime Phone Number: ________________________ Email Address: ____

Annuitant (If different from Owner) (Must be age 85 or younger and Resident of Puerto Rico at time of purchase*)

Last Name: ______________________________________ First Name: ______________________________ MI: ________

Address: ____

Postal Address: ____

Date of Birth: _____________ Sex ☐ M ☐ F Soc. Sec. No. or Tax ID: _____________________________________

Daytime Phone Number _____________________

Customer Identification: ID Type: ________________________ Name on ID: __________________________________

ID Number: _____________________ Issue Date: ____________________ Expiration Date: __________________

☐ **Joint Annuitant** (Must be age 85 or younger and Resident of Puerto Rico at time of purchase*).

Last Name: ______________________________________ First Name: ______________________________ MI: ________

Address: ____

Date of Birth: ________________ Sex ☐ M ☐ F Soc. Sec. No. or Tax ID: ________________

Daytime Phone Number: ________________________________

Customer Identification: ID Type: _________________________ Name on ID: ___________________________________

ID Number: _____________________ Issue Date: ____________________ Expiration Date: __________________

Beneficiaries (Whole Percentage Only: Allocation to all Primary Beneficiaries must equal 100%; Allocation to all Contingents must also equal 100 % (for additional beneficiaries, please add specified letter).

Primary	Contingent	Print Full Name (Last, First, MI)	Allocation	Relationship To Owner	Soc. Sec. No.	Date of Birth
☐			%			
☐	☐		%			
☐	☐		%			
☐	☐		%			
☐	☐		%			

Important Information about Procedures for Opening a New Account
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

CONTRACT OPTIONS

DEATH BENEFIT OPTION

☐ Return of Premium Death Benefit – this benefit will apply to balance and transactions on the protected account (please see prospectus for details)

☐ Highest Anniversary Value Death Benefit – Only available to Owner/Joint-Owner age [75] or younger. Annual charge of [0.35%]. This benefit will apply to balance and transactions on the protected account (please see prospectus for details).

UNIVERSAL VIA INVESTMENT CHOICES

VARIABLE INVESTMENT OPTIONS

ASSET ALLOCATION FUNDS

________% EQ/AB Dynamic Moderate Growth IB
________% EQ/Aggressive Allc B
________% EQ/All Asset Growth
________% *EQ/Conservative Allc B*
________% EQ/Moderate Allc B
________% EQ/Moderate-Plus Allc B

FIXED INCOME FUNDS

________% 1290 VT High Yield Bond IB
________% EQ/ Money Market IB
________% EQ/AB Short Duration Government Bond IB
________% EQ/Intermediate Government Bond IB
________% EQ/PIMCO Global Real Return
________% EQ/PIMCO Total Return
________% EQ/PIMCO Ultra Short Bond IB

EQUITY - LARGE CAP FUNDS

________% 1290 vt Socially Responsible IB
________% EQ/Equity 500 Index IB
________% EQ/Fidelity Instl AM Lrg Cap IB
________% EQ/Franklin Rising Dividends
________% EQ/JPMorgan Value Opportunities IB
________% EQ/Large Cap Growth Index IB
________% EQ/Large Cap Value Index IB
________% EQ/ Sustainable US Thematic

EQUITY MID CAP FUNDS

________% EQ/American Century Mid Cap Value
________% EQ/Janus Enterprise
________% EQ/Mid Cap Index IB

EQUITY SMALL CAP FUNDS

________% 1290 VT Micro Cap
________% 1290 VT Small Cap Value IB
________% EQ/Alliance Berstein Small Cap Growth
________% EQ/Small Company Index IB

SPECIALTY FUNDS

________% 1290 VT Natural Resources
________% EQ/ MFS Technology IB
________% EQ/Invesco Global Real Assets Port IB
________% EQ/MFS Utilities Series IB
________% EQ/T. Rowe Price Health Sciences IB
________% EQ/Wellington Energy Portfolio
________% Multimanager Technology IB

INTERNATIONAL FUNDS

________% 1290 Low Volatility Global Equity
________% EQ/Emerging Markets Equity PLUS IB
________% EQ/International Equity Index IB
________% EQ/MFS International Growth IB

GLOBAL FUNDS

________% 1290 VT SmartBeta Equity ESG
________% EQ/Invesco Global Port IB

REIT FUND

________% 1290 VT Real Estate

STRUCTURED INVESTMENT OPTIONS (SIOs)

Standard Segment

_________% S&P 500 Cap Rate 1 Year with 10% Protection Buffer

_________% S&P 500 Cap Rate 6 Year with 10% Protection Buffer

_________% S&P 500 Cap Rate 1 Year with 15% Protection Buffer

_________% S&P 500 Cap Rate 6 Year with 15% Protection Buffer

_________% Nasdaq 100 Cap Rate 1 Year with 10% Protection Buffer

_________% Nasdaq 100 Cap Rate 6 Year with 10% Protection Buffer

_________% Nasdaq 100 Cap Rate 1 Year with 15% Protection Buffer

_________% Nasdaq 100 Cap Rate 6 Year with 15% Protection Buffer

_________% Russel 2000 Cap Rate 1 Year with 10% Protection Buffer

_________% Russel 2000 Cap Rate 6 Year with 10% Protection Buffer

_________% Russel 2000 Cap Rate 1 Year with 15% Protection Buffer

_________% Russel 2000 Cap Rate 6 Year with 15% Protection Buffer

_________% MSCI EAFE Cap Rate 1 Year with 10% Protection Buffer

_________% MSCI EAFE Cap Rate 6 Year with 10% Protection Buffer

_________% MSCI EAFE Cap Rate 1 Year with 15% Protection Buffer

_________% MSCI EAFE Cap Rate 6 Year with 15% Protection Buffer

_________% MSCI EM Cap Rate 1 Year with 10% Protection Buffer

_________% MSCI EM Cap Rate 1 Year with 15% Protection Buffer

Step Up Segments

_________% S&P 500 Cap Rate 1 Year with 10% Protection Buffer

_________% Russel 2000 Cap Rate 1 Year with 10% Protection Buffer

_________% Nasdaq 100 Cap Rate 1 Year with 10% Protection Buffer

_________% MSCI EAFE Cap Rate 1 Year with 10% Protection Buffer

Dual Direction Segments

_________% S&P 500 Cap Rate 1 Year with 10% Protection Buffer

_________% S&P 500 Cap Rate 6 Year with 10% Protection Buffer

_________% S&P 500 Cap Rate 6 Year with 15% Protection Buffer

_________% Russel 2000 Cap Rate 1 Year with 10% Protection Buffer

_________% MSCI EAFE Cap Rate 1 Year with 10% Protection Buffer

_________% Nasdaq 100 Cap Rate 1 Year with 10% Protection Buffer

Total must equal 100%

SPECIAL PROGRAMS

TELEPHONE TRANSFER AUTHORIZATION

☐ I authorize the Company to act on transfer instructions given by telephone from the client, financial representative or any other person who can furnish proper identification. A security check will be performed prior to transacting the telephone transfer. I understand that neither Universal Life nor any other person authorized by the Company will be responsible for any claim, loss, liability or expense in connection with a telephone transfer if the company acted on telephone transfer instructions in good faith in reliance of this authorization.

AUTOMATIC REBALANCING

☐ I authorize the Company to rebalance all of my variable investment options in my contract per the percentages indicated on the purchase payment allocation page of the application. All variable funds in your contract will be included in the rebalancing unless you specifically request that the fund be excluded.

Indicate below the frequency of the Automatic Rebalancing Program:

☐ Quarterly ☐ Semi-Annual ☐ Annual

DOLLAR COST AVERAGING

☐ I authorize the Company to transfer an amount each month as indicated below. Transfers are available from the following variable investment options. Please make the first transfer on: ___/___/_____

Length of Transfer Period ☐ Indefinitely (or as long as the funds have balances.)
(Check One) ☐ ______ Months

Monthly Amount or Percentage ____________________

(To) Destination Fund ____________________________________ Monthly Amount or Percentage ____________________
(To) Destination Fund ____________________________________ Monthly Amount or Percentage ____________________
(To) Destination Fund ____________________________________ Monthly Amount or Percentage ____________________
(To) Destination Fund ____________________________________ Monthly Amount or Percentage ____________________
(To) Destination Fund ____________________________________ Monthly Amount or Percentage ____________________

All Dollar Cost Averaging Transactions will be confirmed on quarterly statements. Please review the information in these statements carefully. All errors or corrections must be reported to Universal Life immediately to assure proper crediting to your contract. Universal Life will assume all transactions are accurate unless notified within 30 days after you have received your quarterly statement.

ELECTRONIC DELIVERY

☐ **I authorize the Company to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.**

My email address is: ____

This authorization will continue unless and until revoked and means that the Company will send an email or notice to me when documents are available on Universal website. Please log on to miuniversalpr.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. To receive and view such documents

electronically, I understand I must register (with a user name and password) for online account access with Universal. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on miuniversalpr.com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

1 Custodially owned contracts: please provide the annuitant's email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

CONTRACT OWNER SIGNATURES

☐ Yes ☐ No Do you have existing life insurance or annuity contracts?
☐ Yes ☐ No Will the applied for Contract replace any existing life insurance or annuity contracts?
☐ Yes ☐ No Was the application signed in Puerto Rico?
☐ Yes ☐ No Do you currently have other affiliations with Universal Insurance Group?

The contract payments or values under the variable annuity provisions of the Contract are variable and are not guaranteed as to fixed dollar amount.

I understand the purpose and intent of this Contract is to offer benefits to single individuals and their beneficiaries. I hereby acknowledge that this Contract will not be used with other contracts issued by Universal Life Insurance Company to cover a single life with more than $1 million in premium without permission from Universal Life Insurance Company, and that I do not represent a corporate entity or institutional investor. I do not intend to assign any benefits under this contract to a corporate entity or institutional investor.

To the best of my knowledge and belief, I hereby represent my answers to the above questions to be accurate and complete. I acknowledge that I have received and understand the current Prospectus for this variable annuity Contract.

I/We hereby represent that all parties to the Contract are residents of Puerto Rico and not citizens of the United States, unless such citizenship was acquired solely by reason of (1) being a citizen of Puerto Rico, or (2) birth or residence within Puerto Rico.

Notice: Any person who knowingly and with the intention to defraud includes false information in an application for insurance or file, assist or abet in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony and if found guilty shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) year, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years. The violation of the dispositions of this Article will entail the imposition of an administrative fine that will not be smaller of one thousand ($1,000) dollars nor greater than five thousand ($5,000).

CONTRACT OWNER:______________________________ DATE________ JOINT OWNER:______________________________
Signature Signature

ANNUITANT: ______________________________ DATE________ JOINT-ANNUITANT ______________________________
Signature Signature

REGISTERED REPRESENTATIVE INFORMATION

Contact your home office for program information

Please choose a option: A: ☐No-Trail B: ☐ Trail C: ☐ Level Trail

NAME (PRINT LEGIBLY) ____

FIRM NAME ______________________________ PHONE (_______)__________________

ADDRESS ____

REGISTERED REPRESENTATIVE SIGNATURE:____